Exhibit 24.1


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Marvin B. Rosenberg, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Terex Corporation Annual Report on Form 10-K for the year ended December 31, 1996 (including, without limitation, amendments), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Signature                       Title                              Date
   ---------                       -----                              ----
/s/ Ronald M. DeFeo      President, Chief Executive Officer,      March 26, 1997
Ronald M. DeFeo            Chief Operating Officer and Director
                           (Principal Executive Officer)

/s/ David J. Langevin    Executive Vice President                 March 26, 1997
David J. Langevin          (Acting Principal Financial Officer)

/s/ Marvin B. Rosenberg  Senior Vice President, General Counsel,  March 26, 1997
Marvin B. Rosenberg        Secretary and Director

/s/ Joseph F. Apuzzo     Vice President Finance and Controller    March 26, 1997
Joseph F. Apuzzo           (Principal Accounting Officer)

/s/ G. Chris Andersen    Director                                 March 26, 1997
G. Chris Andersen

/s/ William H. Fike      Director                                 March 26, 1997
William H. Fike

/s/ Bruce I. Raben       Director                                 March 26, 1997
Bruce I. Raben

/s/ David A. Sachs       Director                                 March 26, 1997
David A. Sachs

/s/ Adam E. Wolf         Director                                 March 26, 1997
Adam E. Wolf

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